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                                                                    EXHIBIT 10.1



                           CIB MARINE BANCSHARES, INC.

                      1999 STOCK OPTION AND INCENTIVE PLAN

            (AS AMENDED SEPTEMBER 1, 1999 AND APRIL 26, 2001, AND AS
               ADJUSTED TO REFLECT THE JULY 1, 2000 STOCK SPLIT IN
                          THE FORM OF A STOCK DIVIDEND)

1.       PURPOSE

         CIB Marine Bancshares, Inc., a Wisconsin corporation ("CIBM"), hereby establishes the CIB Marine Bancshares, Inc. 1999 Stock Option and Incentive Plan, effective January 1, 1999 (the "1999 Plan"). The purpose of the 1999 Plan is to enable CIBM and its subsidiaries to attract, retain, and reward key managerial employees ("Key Employees") and non-employee members of the board of directors of CIBM or its subsidiaries (references hereinafter to "Board" means the Board of Directors of CIBM and any subsidiary of CIBM, as the context dictates, unless otherwise indicated) ("Nonemployee Directors") by offering them an opportunity to have a greater proprietary interest in and closer identity with CIBM and its subsidiaries and with their financial success. An option granted under the 1999 Plan to a Key Employee to purchase shares of CIBM's common stock, $1.00 par value ("Common Stock"), may be an incentive stock option ("ISO") as defined in Section 422 of the Internal Revenue Code of 1986 as heretofore or hereafter amended ("Code") or a nonqualified stock option ("NSO") (collectively referred to as "Options"). An Option that is not an ISO shall be an NSO. Nonemployee Directors shall be granted NSOs under Section 6 of the 1999 Plan. Proceeds received by CIBM from shares of Common Stock acquired pursuant to Options granted under the 1999 Plan shall be used for general corporate purposes.

2.       MERGER OF PREDECESSOR STOCK OPTION PLANS

         Effective January 1, 1999, all of CIBM's stock option plans listed on the attached schedule shall be merged into the 1999 Plan (collectively referred to as the "Merged Plans"). Each outstanding stock option issued under a Merged Plan shall be assumed by the 1999 Plan ("Assumed Option"). Each existing stock option agreement entered into with respect to an Assumed Option under a Merged Plan shall be replaced by an amended and restated stock option agreement ("Restated Agreement") between CIBM and the Participant (hereinafter defined) and each Assumed Option shall be subject to the terms of the 1999 Plan and the Restated Agreement from and after January 1, 1999 and the Merged Plans shall have no further force or effect. Upon execution of a Restated Agreement, any prior stock option agreements with the Participant shall be deemed canceled and of no further force and effect. References herein to Options include Assumed Options, unless otherwise indicated.

3.       ADMINISTRATION

         The 1999 Plan shall be administered by a committee ("Committee") appointed by the Board. The Committee shall be composed of not fewer than three Nonemployee Directors, all of whom are "nonemployee directors" within the meaning of Rule 16(b)-3 under the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the Code. Except as otherwise provided in the 1999 Plan, the Committee may interpret the 1999 Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of options granted under the 1999 Plan (which need not be identical), and make such other determinations as it deems necessary and advisable for the administration of the 1999 Plan. A majority of the Committee members shall constitute a quorum. All determinations

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1999 STOCK OPTION AND INCENTIVE PLAN                                      PAGE 2


of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing, and signed by all of the members, shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee shall also have express authorization to hold Committee meetings by means of conference telephone, or similar communications equipment, by which all persons participating in the meeting can hear each other. The Committee may delegate decisions with respect to Options granted to Key Employees who are not elected officers or directors of CIBM or its subsidiaries to such elected officer or officers of CIBM as the Committee determines, and subject to Sections 7 and 20, the Committee may delegate decisions with respect to Key Employees who are elected officers of CIBM or its subsidiaries to the Chief Executive Officer of CIBM (the "Chief Executive Officer"). The decisions of the Committee or the Chief Executive Officer under the 1999 Plan shall be conclusive and binding. No member of the Board or the Committee, or the Chief Executive Officer, shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a director of CIBM so that the members of the Committee shall be entitled to indemnification and reimbursement as directors of CIBM pursuant to its by-laws.

4.       ELIGIBILITY

         Key Employees who have been selected to receive an Option shall participate in the 1999 Plan. Nonemployee Directors shall participate in the 1999 Plan through grants of NSOs pursuant to Section 6 hereof. (Key Employees and Nonemployee Directors who participate in the 1999 Plan shall be collectively referred to as "Participants"). The Committee or the Chief Executive Officer, as applicable, shall determine, within the limits of the express provisions of the 1999 Plan, those Participants to whom, and the time or times at which, Options shall be granted. The Committee or the Chief Executive Officer, as applicable, shall also determine, with respect to Options granted to Participants, the number of shares of Common Stock to be subject to each such Option; the duration of each Option; the exercise price under each Option; the time or times within which (during the term of the Option) all or portions of each Option may be exercised; whether cash, Common Stock, or other property may be accepted in full or partial payment upon exercise of an Option; any other terms and conditions of such Options; and in the case of Options granted to Key Employees, the type of Options (ISO or NSO). In making such determinations, the Committee or Chief Executive Officer, as applicable, may take into account the nature of the services rendered by the Participant, his or her present and potential contributions to CIBM's success and such other factors as the Committee or the Chief Executive Officer, as applicable, in its or his discretion shall deem relevant.

5.       COMMON STOCK

         The total number of shares of Common Stock that may be subject to Options under the 1999 Plan at any date shall be the greater of (a) 10% of the issued and outstanding shares of Common Stock on such date, reduced by the number of shares of Common Stock issued as a result of Options exercised pursuant to the 1999 Plan; or (b) 1,762,500 shares of Common Stock less the number of shares of Common Stock issued as a result of Options exercised pursuant to the 1999 Plan. Such total number of shares shall be adjusted in accordance with the provisions of Section 12 hereof. All shares issued under the 1999 Plan may be either authorized but unissued shares or reacquired shares. Notwithstanding anything to the contrary in the 1999 Plan, the total number of shares of Common Stock that may be subject to ISOs under the 1999 Plan shall be 1,762,500 shares, adjusted in accordance with Section 12 hereof.


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1999 STOCK OPTION AND INCENTIVE PLAN                                      PAGE 3


The total number of shares of Common Stock available for Option grants under the 1999 Plan shall be the number of shares of Common Stock subject to Options calculated pursuant to (a) or (b) above, less the number of shares of Common Stock granted pursuant to outstanding Options that remain unexercised. Any Option granted under the 1999 Plan that expires unexercised or is terminated, surrendered, forfeited, canceled or reacquired without being exercised, in whole or in part, for any reason, shall not be considered outstanding or exercised for determining the number of shares available for Option grants under the 1999 Plan.

6.       GRANTS TO NONEMPLOYEE DIRECTORS

         NSOs may be granted to Nonemployee Directors at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of shares of Common Stock subject to issuance to a Nonemployee Director.

7.       GRANTS TO KEY EMPLOYEES

         Options may be granted to Key Employees at any time and from time to time as shall be determined by the Chief Executive Officer; provided that a grant to the Chief Executive Officer shall be determined by the Committee. Subject to the limitation on the total number of shares subject to issuance to a Key Employee in subsection 9(d), the Committee or the Chief Executive Officer, as applicable, shall have complete discretion in determining the number of shares of Common Stock subject to Options granted to each Key Employee. The Committee or the Chief Executive Officer, as applicable, may grant to a Key Employee any type of Option to purchase Common Stock that is permitted by law at the time of the grant, including ISOs. Unless otherwise expressly provided at the time of grant, Options granted to Key Employees under the 1999 Plan will not be ISOs.

8.       REQUIRED TERMS AND CONDITIONS OF ISOS

         The provisions of each ISO granted to a Key Employee under this Section 8 shall be interpreted in a manner consistent with Section 422 of the Code and with all regulations issued thereunder. Each ISO granted to a Key Employee shall be in such form and subject to such restrictions and conditions and other terms as the Committee may determine at the time of grant, subject to the general provisions of the 1999 Plan, Section 422 of the Code, the applicable Option Agreement and the following specific rules:

         (a) Exercise Price. Except as otherwise provided, the per share exercise price of each ISO shall be at least 100% of the Fair Market Value of the Common Stock at the time such ISO is granted, provided that in the case of an ISO granted to a Key Employee who at the time of grant owns (as defined in Section 424(d) of the Code) stock of CIBM or any of its subsidiaries possessing more than 10% of the total combined voting power of all classes of stock of any such corporation, the exercise price shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time such ISO is granted and the ISO by its terms shall not be exercisable after the expiration of five years from the date the ISO is granted.

         (b) Maximum Term. Subject to earlier termination as provided in Section 11, each ISO shall expire on the date determined in the applicable Option Agreement at the time the ISO is granted, provided that no ISO shall be exercisable after the expiration of 10 years from the date it is granted, except as otherwise provided in subsection (a) next above.


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1999 STOCK OPTION AND INCENTIVE PLAN                                      PAGE 4


         (c) Time of Exercise. The Committee or the Chief Executive Officer, as applicable, shall specify in the Option Agreement, at the time each ISO is granted, the duration of each ISO and the time or times within which (during the term of the ISO) all or portions of each ISO may be exercised, except to the extent that other terms of exercise are specifically provided by other provisions of the 1999 Plan.

         (d) Value of Shares. The aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all option plans of CIBM or of a corporation which, at the time such ISO was granted, is a parent or subsidiary of CIBM, or is a predecessor corporation of any such corporation) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the stock subject to an Option, which first becomes exercisable in any calendar year and during this period exceeds the limitation of this subsection, so much of the Option that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be an NSO; but in all other respects, the original Option Agreement shall remain in full force and effect.

         (e) Conversion. The Committee or the Chief Executive Officer, as applicable, may, in its or his sole discretion, cause CIBM to convert an ISO to an NSO upon such terms and conditions and in such manner as the Committee or the Chief Executive Officer, as applicable, deems appropriate in its or his sole discretion.

9.       REQUIRED TERMS AND CONDITIONS OF NSOS

         Each NSO granted to a Participant shall be in such form and subject to such restrictions and conditions and other terms as the Committee or the Chief Executive Officer, as applicable, may determine at the time of grant, subject to the general provisions of the 1999 Plan, the applicable Option Agreement, and the following specific rules:

         (a) Exercise Price. The number of shares of Common Stock subject to each NSO and the per share exercise price of each NSO shall be determined by the Committee or the Chief Executive Officer, as applicable, at the time the NSO is granted, provided that such exercise price shall be at least 100% of the Fair Market Value of the Common Stock on the date the NSO is granted. The exercise price of an Assumed Option shall be at least Fair Market Value or a multiple of the Fair Market Value of the Common Stock at the date the Assumed Option is granted, as specified in the agreement evidencing the grant of the Assumed Option.

         (b) Maximum Term. Subject to earlier termination as provided in Section 10, each such NSO shall expire on the date determined in the applicable Option Agreement at the time the NSO is granted, provided that such date shall not be more than 10 years after the date of grant.

         (c) Time of Exercise. The Committee or the Chief Executive Officer, as applicable, shall specify in the Option Agreement at the time each NSO is granted, the duration of each NSO and the time or times within which (during the term of the NSO) all or portions of each NSO many be exercised, except to the extent that other terms of exercise are specifically provided by other provisions of the 1999 Plan.


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1999 STOCK OPTION AND INCENTIVE PLAN                                      PAGE 5


         (d) Maximum Number of Shares subject to Option. The total number of shares with respect to which Options may be granted under the 1999 Plan to any Key Employee during any 12-month period shall not exceed 150,000 shares; provided, however, that such number of shares may be adjusted from time to time in accordance with Section 12 hereof. No Participant shall hold or exercise an Option, or Options, under the 1999 Plan (other than an "Assumed Option") for the purchase of an aggregate number of shares in excess of 25% of the total number of shares available for future grants of Options under the 1999 Plan, as such number may be adjusted in accordance with Section 12.

         (e) Option Agreement. Each Option shall be evidenced by a written agreement specifying the type of Option to be granted in the case of a Key Employee, the Option exercise price, the terms for payment of the exercise price, the duration of the Option, and the number of shares of Common Stock to which the Option pertains (the "Option Agreement"). An Option Agreement may also contain a vesting schedule, a noncompetition agreement, a confidentiality provision, and such restrictions and conditions and other terms as the Committee or the Chief Executive Officer, as applicable, in its or his sole discretion, shall from time to time determine. Option Agreements need not be identical. The Option Agreement shall provide that it does not confer upon the Participant any right to continue in the employ of CIBM, or any such subsidiary, or as a member of the Board, and that it does not prejudice or interfere in any way with the right of CIBM or of any subsidiary to terminate the employment of a Key Employee at any time.

         (f) The Committee or the Chief Executive Officer, as applicable, in its or his sole discretion, shall have the power and authority to accelerate the dates for exercise of any or all Options, or any part thereof, granted to a Participant under the 1999 Plan.

10. EXPIRATION OF OPTIONS; TERMINATION OF EMPLOYMENT, DISABILITY, DEATH, AND EXPIRATION OF RESTRICTIONS UPON OCCURRENCE OF SPECIFIED EVENTS

         (a) General Rule. Except with respect to Options expiring pursuant to subsection 10(b), (c) or (d) below, each Option granted to a Participant shall expire on the expiration date or dates set forth in the applicable Option Agreement. Each Option expiring pursuant to subsection 10(b), (c) or (d) below shall expire on the date set forth in subsection 10(b), (c) or (d) notwithstanding any restrictions and conditions that may be contained in a Participant's Option Agreement.

         (b) Expiration Upon Termination of Employment or Service on the Board. If a Participant ceases to be an employee of CIBM or any of its subsidiaries, or ceases to serve on the Board, due to the voluntary resignation of the Participant, or a termination by CIBM or any of its subsidiaries for Cause, then all of such Participant's Options shall be null and void and shall terminate. If a Participant ceases to be an employee of CIBM or any of its subsidiaries or ceases to serve on the Board of CIBM or any of its subsidiaries due to termination without Cause by CIBM or any of its subsidiaries, then all of such Participant's Options shall expire on the first to occur of (i) the applicable date or dates determined pursuant to section 10(a) or (ii) the date ninety (90) days after the date that the employment of the Participant with CIBM or its subsidiaries, or service of the Participant on the Board, terminates.

         (c) Expiration Upon Disability or Death. If the employment of a Participant with CIBM and its subsidiaries, or service on the Board, terminates by reason of disability (as determined by the Committee or the Chief Executive Officer, as applicable), all of the Participant's unexercised Options may be exercised by the Participant, whether or not otherwise exercisable at the date of disability, within twelve (12) months after the date of



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1999 STOCK OPTION AND INCENTIVE PLAN                                      PAGE 6


disability, but in no event later than the expiration date of such Options. If a Participant dies while in the employ of CIBM and its subsidiaries, or during such Participant's service on the Board, all of the Participant's unexercised Options, whether or not otherwise exercisable at the date of death, may be exercised within twelve (12) months after the date of death by the person specified in Section 11, but in no event later than the expiration date of such Options.

         (d) Expiration Upon Occurrence of Specified Events. Upon the occurrence of any event described in subsection 12(b), each Participant's outstanding Options shall become immediately vested and exercisable. In such event, the Participant may elect to exercise in whole or in part any or all of his or her Options, in accordance with the terms of Section 11, notwithstanding any restrictions and conditions that may be contained in his or her Option Agreement.

         (e) "Cause" shall mean: a) the willful failure of Participant to substantially perform his or her duties with CIBM or any of its subsidiaries (other than any such failure resulting from Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Participant specifically identifying the manner in which Participant has not substantially performed his or her duties; b) any willful act of misconduct by Participant which is materially injurious to CIBM or it subsidiaries (monetarily or otherwise); c) criminal indictment or conviction of Participant for any felony or act involving dishonesty, breach of trust, or a violation of the laws of the United States or any state of the United States; d) a breach of fiduciary duty involving personal profit; e) a willful violation of any law, rule, regulation or final cease and desist order; f) incompetence, personal dishonesty or material violation of any employment policy of CIBM or any of its subsidiaries relating to Participant which would have a material adverse effect on CIBM or any of its subsidiaries; or g) suspension, removal and/or prohibition (whether temporary or permanent) by any banking or similar regulatory authority from participation in the affairs of CIBM or any of its subsidiaries.

11.      METHOD OF EXERCISE OF OPTIONS

         Any Option may be exercised by the Participant, by a legatee or legatees of such Option under the Participant's last will, by his or her executors, personal representatives or distributees, or in the case of an NSO by his or her assignee or assignees as provided in Section 14 below, by delivering to the Secretary of CIBM written notice of the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by full payment to CIBM of the exercise price of the shares being purchased under the Option, and by satisfying all other conditions provided for in the 1999 Plan. Except as otherwise provided in the 1999 Plan or in any Option Agreement, the exercise price of Common Stock upon exercise of any Option by a Participant shall be paid in full (i) in cash, (ii) in Common Stock which has been held by the Participant for not less than six months prior to the exercise of the Option, valued at its Fair Market Value on the date of exercise, (iii) in cash by a broker-dealer to whom the holder of the Option has submitted an exercise notice consisting of a fully endorsed Option, or (iv) by such other medium of payment as the Committee or the Chief Executive Officer, as applicable, in its or his sole discretion, shall authorize, or by any combination of (i), (ii), or (iii), at the sole discretion of the Committee or the Chief Executive Officer, as applicable, or in any manner provided in the Option Agreement, except by directing CIBM to withhold shares of Common Stock otherwise issuable upon the exercise of the Option in payment of the exercise price. In the case of payment pursuant to (ii) or (iii), above, the Participant's election must be made on or prior to the date of exercise of the Option and must be irrevocable. In lieu of a separate election governing each exercise of an Option, a Participant may file a blanket election which shall govern all future exercises of Options until revoked by the Participant. CIBM shall issue, in


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1999 STOCK OPTION AND INCENTIVE PLAN                                      PAGE 7


the name of the Participant (or, if applicable, the legatee(s), executor(s), personal representative(s), or distributee(s) of a deceased Participant, or the assignee(s) as provided in Section 14), stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any Common Stock purchased by a Participant through a broker-dealer pursuant to clause (iii) above shall be delivered to such broker-dealer in accordance with 12 CFR ss. 220.3(e)(4).

12.      ADJUSTMENTS

         (a) Appropriate adjustment in the maximum number of shares of Common Stock issuable pursuant to the 1999 Plan, the maximum number of shares of Common Stock with respect to which Options may be granted within any 12-month period to any Key Employee or to any Participant during the duration of the Plan, the number of shares subject to Options granted under the 1999 Plan or the Merged Plans, and the exercise price with respect to Options, shall be made to give effect to any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, spin-out, or other distribution of assets to shareholders, stock distributions or combination of shares, assumption and conversion of outstanding Options due to an acquisition by CIBM of the stock or assets of any other corporation, payment of stock dividends, other increase or decrease in the number of such shares outstanding effected, without receipt of consideration by CIBM, or any other occurrence for which the Committee determines an adjustment is appropriate. If the number of shares of Common Stock subject to an Option has been adjusted pursuant to this paragraph, the decision of the Committee as to the amount and timing of any such adjustments shall be conclusive.

         (b)      Upon the earliest to occur of:

                           (i) the acquisition by any entity, person, or group
                  of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of more than 15% of the outstanding capital stock of CIBM entitled to vote for the election of directors ("Voting Stock");

                           (ii) the commencement by an entity, person, or group
                  (other than CIBM or a subsidiary of CIBM) of a tender offer or an exchange offer for more than 15% of the outstanding Voting Stock of CIBM; or

                           (iii) the effective date of (A) a merger or
                  consolidation of CIBM with one or more other corporations as a result of which the holders of the outstanding Voting Stock of CIBM immediately prior to such merger or consolidation hold less than 60% of the voting stock of the surviving or resulting corporation, or (B) a transfer of substantially all of the assets of CIBM other than to an entity of which CIBM owns at least 80% of the voting stock; or

                           (iv) the election to the CIBM Board, without the
                  recommendation or approval of the incumbent CIBM Board, of the lesser of: (a) three directors; or (B) directors constituting a majority of the number of directors of the CIBM Board then in office; or


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1999 STOCK OPTION AND INCENTIVE PLAN                                      PAGE 8


                           (v) the occurrence of any transaction, merger or
                  consolidation of CIBM whereby the Chief Executive Officer of CIBM immediately prior to the consummation of such transaction is not the Chief Executive Officer of the surviving or resulting company and the members of the CIBM Board, or any number thereof immediately prior to the consummation of such transaction, do not constitute a majority plus one director of the total number of directors appointed to the Board of Directors of the surviving or resulting company; or

                           (vi) the liquidation or dissolution of CIBM;

         then as set forth in Subsection 10(d), all unexercised Options shall become immediately vested and exercisable, whether or not otherwise exercisable at such time, and may be exercised at any time during the term set forth in the applicable Option Agreement.

         (c) The Committee shall make all determinations relating to the applicability and interpretation of this Section 12, and all such determinations shall be conclusive and binding.

13.      TERMS AND CONDITIONS OF OPTIONS

         (a) In order for an Option to be effective, each Participant shall agree to such restrictions and conditions and other terms in connection with the exercise of an Option, including restrictions and conditions on the disposition of the Common Stock acquired upon the exercise, grant or sale thereof, as the Committee may deem appropriate. The certificates delivered to a Participant evidencing the shares of Common Stock acquired upon exercise of an Option may bear a legend referring to the restrictions and conditions and other terms contained in the respective Option Agreement and the 1999 Plan, and CIBM may place a stop transfer order with its transfer agent against the transfer of such shares. If requested to do so by the Committee at the time of exercise of an Option, each Participant shall execute a written instrument stating that he or she is purchasing the Common Stock for investment and not with any present intention to sell the same.

         (b) The obligation of CIBM to sell and deliver Common Stock under the 1999 Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, if deemed necessary by the Committee, of the Common Stock and Options reserved for issuance or that may be offered under the 1999 Plan. A Participant shall have no rights as a shareholder with respect to any shares covered by an Option granted to, or exercised by, him or her until the date of delivery of a stock certificate to him or her for such shares. No adjustment other than pursuant to Section 12(a) hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

14.      NONTRANSFERABILITY

         (a) Except as provided in subsection (b) next below, Options governed hereby and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. The granting of an Option shall impose no obligation upon the applicable Participant to exercise such Option.


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1999 STOCK OPTION AND INCENTIVE PLAN                                      PAGE 9


         (b) Notwithstanding the provisions of subsection (a) above, a Participant, at any time prior to his or her death, may assign all or any portion of an Option granted to him or her (other than an ISO) to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant, (iii) a partnership of which his or her spouse and lineal descendants are the only partners, or (iv) a tax exempt organization as described in Section 501(c)(3) of the Code. In such event, the spouse, lineal descendant, trustee, partnership or tax exempt organization will be entitled to all of the rights of the Participant with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related Option Agreement immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) the Participant does not receive any consideration therefore, and (ii) the assignment is expressly permitted by the applicable Option Agreement and approved by the Committee. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to CIBM on or prior to the effective date of the assignment.

15.      INDEMNIFICATION OF THE COMMITTEE AND CHIEF EXECUTIVE OFFICER

         In addition to such other rights of indemnification as they may have as members of the Board, or as members of the Committee, or as its delegatees, or as the Chief Executive Officer, the members of the Committee and its delegatees and the Chief Executive Officer shall be indemnified by CIBM against (a) the reasonable expenses (as such expenses are incurred), including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the 1999 Plan, or any Option granted hereunder; and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by CIBM) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or delegatee, or the Chief Executive Officer, as applicable, is liable for gross negligence or gross misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member or delegatee or the Chief Executive Officer shall in writing offer CIBM the opportunity, at its own expense, to handle and defend the same.

16.      NO CONTRACT OF EMPLOYMENT OR SERVICE ON THE BOARD

         Neither the adoption of the 1999 Plan nor the grant of any Option shall be deemed to obligate CIBM or any subsidiary to continue the employment or service on the Board of any Participant for any particular period, nor shall the granting of an Option constitute a request or consent to postpone the retirement date of any Participant.

17.      TERMINATION AND AMENDMENT OF 1999 PLAN

         (a) No ISOs shall be granted under the 1999 Plan more than ten years after the first to occur of (i) the date the 1999 Plan was adopted by the Board or (ii) the date the 1999 Plan was approved by the shareholders of CIBM. The Board may at any time terminate, suspend, amend, or modify the 1999 Plan without the authorization of shareholders to the extent allowed by law, including without limitation any rules issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, or the rules of any




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1999 STOCK OPTION AND INCENTIVE PLAN                                     PAGE 10


national securities exchange or automated quotation system on which the Common Stock is then listed or quoted.

         (b) Unless required by law, no termination, suspension, amendment or modification of the 1999 Plan shall adversely affect any right acquired by any Participant under an Option granted before the date of such termination, suspension, amendment or modification, unless such Participant shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.

18.      EFFECTIVE DATE OF 1999 PLAN

         The 1999 Plan shall become effective upon adoption by the Board; provided, however, that it shall be submitted for approval by the holders of a majority of the outstanding shares of Common Stock of CIBM present, or represented, and entitled to vote at a shareholders' meeting held within 12 months thereafter, and Options, but excluding Assumed Options, granted prior to such shareholder approval shall become null and void if such shareholder approval is not obtained.

19.      WITHHOLDING TAXES

         Whenever CIBM proposes or is required to issue or transfer shares of Common Stock to a Participant under the 1999 Plan, CIBM or the Committee shall have the right to require the Participant to remit to CIBM an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, CIBM shall have the right to require the Participant to remit to CIBM an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the Participant, as compensation or otherwise, as necessary. A Participant may elect to satisfy his or her tax withholding obligation incurred with respect to the Taxable Date of an Option by (a) directing CIBM to withhold a portion of the shares of Common Stock otherwise distributable to the Participant, or (b) by transferring to CIBM a certain number of shares of Common Stock either subject to an Option being exercised or previously owned, such shares being valued at the Fair Market Value thereof on the Taxable Date. Notwithstanding any provision of the 1999 Plan to the contrary, a Participant's election pursuant to the preceding sentence (a) must be made on or prior to the Taxable Date with respect to such Option, and (b) must be irrevocable. In lieu of a separate election on each Taxable Date of an Option, a Participant may make a blanket election with the Committee that shall govern all future Taxable Dates until revoked by the Participant. If the holder of shares of Common Stock purchased in connection with the exercise of an ISO disposes of such shares within two years of the date such ISO was granted or within one year of such exercise, he or she shall notify CIBM of such disposition and remit an amount necessary to satisfy applicable withholding requirements including those arising under federal income tax laws. If such holder does not remit such amount, CIBM may withhold all or a portion of any amounts then or in the future owed to such holder as necessary to satisfy such requirements. Taxable Date means the date a Participant recognizes income with respect to an Option under the Code or any applicable state or local income tax law.

20.      RATIFICATION OF AWARDS

         The determination by the Committee or the Chief Executive Officer, as applicable, to grant any Award under the Plan on or after January 1, 1999, must be ratified in full by the Board

1999 STOCK OPTION AND INCENTIVE PLAN                                     PAGE 11


of Directors of CIBM. Any such Award which is not ratified in full by the Board of Directors of CIBM within 60 days after the date of grant thereof shall be null and void.

21.      LEAVES OF ABSENCE

         A period of leave of absence shall not be deemed a termination of employment or service on the Board for purposes of Options granted under the 1999 Plan, if:

         (i) such leave of absence is expressly approved in writing by the Committee or the Chief Executive Officer, as applicable, as a leave of absence for purposes of the 1999 Plan; or

         (ii) to the extent required by the Family and Medical Leave Act or other applicable law. Except as provided above, a leave of absence shall be deemed a termination of employment or service on the Board for purposes of Options governed by the 1999 Plan.

22.      GOVERNING LAW

         The 1999 Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin and, in the case of ISOs, Section 422 of the Code and regulations issued thereunder.

23.      FAIR MARKET VALUE

         "Fair Market Value" as of a given date for all purposes of the 1999 Plan and any Option Agreement means (a) if the Common Stock is listed on a national securities exchange or the Nasdaq Stock Market's National Market, the average of the closing prices of the Common Stock for the 10 consecutive trading days immediately preceding such given date; (b) if the Common Stock is principally traded on a national securities exchange or the Nasdaq Stock Market's National Market but there are no reported closing sales prices on such exchange or the Nasdaq Stock Market's National Market during the 10 consecutive trading days immediately preceding such given date or if the Common Stock is principally traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the 10 consecutive trading days immediately preceding such given date; or
(c) if the Common Stock is neither listed on a national securities exchange or the Nasdaq Stock Market's National Market nor traded on the over-the-counter market, or if no such bid and asked prices are otherwise available, such value as the Board, in good faith, shall determine. The Committee shall have broad discretion in selecting a valuation method consistent with this Section 23 for purposes of determining "Fair Market Value." Notwithstanding any provision of the 1999 Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an ISO shall be inconsistent with
Section 422 of the Code or regulations issued thereunder.

24.      SUCCESSORS

         In the event of a liquidation, dissolution, sale or transfer of substantially all of the assets of CIBM, or a merger or consolidation involving CIBM, all obligations of CIBM under the 1999 Plan with respect to Options governed by the 1999 Plan shall be binding on the successor to the transaction. Employment of a Key Employee with such a successor or service on the board of directors of a successor shall be considered employment of the Key Employee with CIBM, or service on the Board, for purposes of the 1999 Plan.

1999 STOCK OPTION AND INCENTIVE PLAN                                     PAGE 12


25.      NOTICES

         Notices given pursuant to the 1999 Plan shall be in writing and shall be deemed received when personally delivered or five days after mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid. Notice to CIBM shall be directed to:

                           Donald J. Straka
                           Senior Vice President, General Counsel and Secretary CIB Marine Bancshares, Inc.
                           N27 W24025 Paul Court
                           P.O. Box 449
                           Pewaukee, Wisconsin 53072

         Notices to or with respect to a Participant shall be directed to the Participant, or the executors, personal representatives or distributees of a deceased Participant or to a Participant's assignee, at the Participant's or assignee's home address on the records of CIBM.


         IN WITNESS WHEREOF, CIBM has caused the 1999 Plan, as amended and adjusted, to be executed on its behalf by its duly authorized officer as of the 27th day of April, 2001.


                                            CIB MARINE BANCSHARES, INC.



                                            By: /s/ J. MICHAEL STRAKA
                                               ---------------------------------
                                               J. Michael Straka
                                            Its: President and Chief Executive
                                                 Officer

1999 STOCK OPTION AND INCENTIVE PLAN                                     PAGE 13



                                   SCHEDULE A
                                   ----------

  PLAN NAME                                                                                 EFFECTIVE DATE
  ---------                                                                                 --------------
Central Illinois Bancorp, Inc. Non Qualified Employee Stock Option Plan                            6-30-93

Central Illinois Bancorp, Inc. Non Qualified Employee Stock Option Plan                             1-1-95

Central Illinois Bancorp, Inc. Non Qualified Director Stock Option Plan                             1-1-95

Central Illinois Bancorp, Inc. Non-Employee Non-Qualified Director Stock Option Plan               4-25-96

Central Illinois Bancorp, Inc. Non Qualified Employee Stock Option Plan                            4-25-96

Central Illinois Bancorp, Inc. Non Qualified Employee Stock Option Plan                            4-30-97

Central Illinois Bancorp, Inc. Non Qualified Employee Stock Option Plan                            8-18-97

Central Illinois Bancorp, Inc. Non Qualified Employee Stock Option Plan                            8-20-97

Central Illinois Bancorp, Inc. Non Qualified Employee Stock Option Plan                            9-24-97

Central Illinois Bancorp, Inc. Non Qualified Employee Stock Option Plan                            2-25-98

Central Illinois Bancorp, Inc. Non-Qualified Director Stock Option Plan (CIBM Directors)           2-25-98

Central Illinois Bancorp, Inc. Non-Qualified Director Stock Option Plan (CIBM Subsidiary           2-25-98
Directors)